Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
UFS (NYSE, TSX)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION ANNOUNCES QUARTERLY DIVIDEND AND A SHARE BUYBACK PROGRAM

Montreal, May 5, 2010 – Domtar Corporation today announced that its Board of Directors has approved a quarterly dividend to holders of its common stock (NYSE/TSX: UFS) as well as holders of exchangeable shares of Domtar (Canada) Paper Inc. (TSX: UFX). The first quarterly dividend of US$0.25 per share will be paid on July 15, 2010 to shareholders of record on June 15, 2010.

In addition, Domtar’s Board of Directors has authorized a share buyback program of up to $150 million of Domtar Corporation’s common stock.

“We continue to focus on shareholder value and I am pleased to announce this milestone,” said John D. Williams, President and Chief Executive Officer. “The initiation of a regular quarterly dividend coupled with a share repurchase plan is a strong commitment to return cash to shareholders,” added Mr. Williams.

Under the share buyback program, the Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions in the United States. The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The repurchase program has no set expiration date. The company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The company had a total combined number of common stock and exchangeable shares issued and outstanding of 43,091,494 shares at March 31, 2010.

The Company is holding its Annual Meeting of Stockholders today at 9:00 a.m. (ET). Investors and interested stakeholders are invited to listen to the live webcast at www.domtar.com.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs over 10,000 people. To learn more, visit www.domtar.com.

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Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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